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                                                                      Exhibit 21

                                 MOTOROLA, INC.
                   LISTING OF COMBINED AND MAJOR SUBSIDIARIES
                                    12/31/96


Motorola International Capital Corporation                      Delaware
Motorola International Development Corporation                  Delaware
Embarc Communications Services, Inc.                            Nevada
Motorola Foreign Sales Corporation                              Virgin Islands
Motorola Credit Corporation                                     Delaware
Motorola Ardis, Inc.                                            Delaware
Nippon Motorola Limited                                         Japan
Motorola G.m.b.H.                                               Germany
Motorola Limited                                                England
Motorola Asia Limited                                           Hong Kong
Motorola Korea Limited                                          Korea
Motorola Canada Limited                                         Canada
Motorola Israel Limited                                         Israel
Motorola Semiconducteurs S.A.                                   France
Motorola Malaysia Sdn. Bhd.                                     Malaysia
Motorola de Mexico, S.A.                                        Mexico
Motorola Electronics Taiwan, Limited                            Taiwan
Motorola Electronics Pte. Limited                               Singapore
Motorola Semiconductor Hong Kong Limited                        Hong Kong
Motorola Semiconductor Sdn. Bhd.                                Malaysia
Motorola Electronics Sdn. Bhd.                                  Malaysia
Motorola Lighting, Inc.                                         Delaware
Motorola S.A.                                                   France
Motorola S.p.A.                                                 Italy
Motorola A.B.                                                   Sweden
Motorola Australia Proprietary Limited                          Australia
Motorola Espana S.A.                                            Spain
Motorola Philippines, Inc.                                      Philippines
Motorola Communications Israel Limited                          Israel
Telcel S.A.                                                     Spain
Motorola Electronic G.m.b.H.                                    Germany
Motorola A/S                                                    Denmark
Motorola (China) Electronics Ltd.                               China
Motorola Electronique Automobile S.A.                           France
Motorola B.V.                                                   Holland
Motorola China Holdings Limited                                 Hong Kong
Motorola de Puerto Rico, Inc.                                   Delaware
Motorola de Brasil LTDA.                                        Brazil